EXHIBIT 10.73

The Company issued $20,000,000 in 30 year trust preferred securities (“Capital Securities”) through two Delaware business trusts.  Bear, Stearns & Co. Inc. (“Bear Stearns”) and Sandler O’Neill & Partners, L.P. (“Sandler”) acted as the placement agents in the issuance of Capital Securities for $10,000,000 each, which was issued in two different independent transactions from two different subsidiary trusts (Western Sierra Capital Trust III for the Sandler transaction, and Western Sierra Capital Trust IV for the Bear Stearns transaction (together, the “Trusts”)).  The Company established the Trusts for the sole purpose of issuing Capital Securities pursuant to an Amended and Restated Declaration of Trust (the “Declaration”).  The proceeds from the sale of the Capital Securities were loaned to the Company under 30 year deeply subordinated debentures (the “Debentures”) issued to the Trust pursuant to an Indenture (the “Indenture”).  The terms of the Capital Securities issued to Bear Stearns and Sandler are identical to the terms set forth in the respective Indentures.

The material terms of the transaction agreements are as follows:

Payment of Distributions and Interest:  Distributions on the Capital Securities are cumulative and payable quarterly at a floating rate of LIBOR plus 2.90%. LIBOR will be recalculated quarterly on the 15thof each January, April, July and October while the Capital Securities remain outstanding.  Interest payments are made quarterly on the 7th of each January, April, July and October while the capital Securities remain outstanding.  The distribution rate and payment dates on the Capital Securities coincide with the interest rate and the payment dates on the Debentures.

Early Redemption:  Unless earlier redeemed, the Capital Securities and Debentures mature October 7, 2033.  The Capital Securities and Debentures are redeemable at any time commencing in 2008 at par, and may be redeemed earlier following the occurrence of a Special Event.  “Special Event” is defined as either (i) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that (a) the Trust is or will be subject to federal income tax with respect to the income received or accrued on the Debentures, (b) interest payable by the Company on the Debentures is not or will not be deductible, in whole or in part, for federal income tax purposes, or (c) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges; (ii) the receipt by the Company of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation, there is more than an insubstantial risk that the Trust is or will be considered as an “investment company” that is required to be registered under the Investment Company Act of 1940; or (iii) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate liquidation amount of the Capital Securities as “Tier 1 Capital” for purposes of the capital adequacy guidelines of the Federal Reserve.   Early redemption of the Capital Securities or the Debentures is subject to approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

Extension Periods.  Interest payments on the Debentures (and the corresponding distributions on the Capital Securities) may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods (5 years).  There is no limitation on the number of extension periods the Company may elect.  Interest on the Debentures (and the corresponding distributions on the Capital Securities) will accrue during the extension period, and all accrued principal and interest must be paid at the end of each extension period.  During an extension period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s or any Company affiliate’s capital stock (other than payments of dividends or distributions to the Company) or make any guarantee payments with respect to the foregoing or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Debentures (other than, with respect to clauses (i) or (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period, (b) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (f) payments under the Guarantee).

Subordination of the Debentures.  The Company’s obligations under the Debentures are subordinated to all Senior Indebtedness of the Company.  “Senior Indebtedness” is defined as (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred.

Guarantee of Company.  The Company will irrevocably and unconditionally guarantee, with respect to the Capital Securities and to the extent not paid by the Trust, accrued and unpaid distributions on the Capital Securities and the redemption price payable to the holders of the Capital Securities, in each case to the extent the Trust has funds available.

Nothing in the transaction agreements prevents the Company from acquiring, being acquired or merging with another entity.  Furthermore, there is no restriction on the Company’s use of the proceeds received upon issuance of the Capital Securities and the corresponding Debentures.